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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported)
                                April 22, 1998

                          SYQUEST TECHNOLOGY, INC.
           (Exact name of registrant as specified in its charter)

                                  Delaware
               (State or other jurisdiction of incorporation)

             0-19674                                    94-2793941
     (Commission File Number)               (IRS Employer Identification No.)

              47071 Bayside Parkway, Fremont, California 94538
             (Address of principal executive offices) (Zip Code)

             Registrant's telephone number, including area code
                               (510) 226-4000

                               Not Applicable
       (Former name or former address, if changed since last report.)
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                  INFORMATION TO BE INCLUDED IN THE REPORT

Item 5  Other Events

Issuance of Equity Securities Pursuant to Regulation D

        On April 22, 1998, Registrant entered into two related contracts (the "CC Investment Agreements") with CC Investments, LDC ("CCI") whereby Registrant sold RGC 785,175 shares of Registrant's common stock (par value $.0001) for par value as an incentive for CCI to exercise outstanding warrants to acquire 1,500,000 shares of Registrant's common stock. The sale of the 785,175 shares of common stock was made in accordance with Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). The outstanding warrants were exercised on or about April 22, 1998, and the proceeds paid to Registrant from the exercise of warrants and the sale of the common stock totalled $4,570,350. The 785,175 shares of common stock have not been registered, though Registrant agreed to register such shares as soon as possible consistent with existing contractual obligations regarding registration of newly issued shares of common stock. Registrant currently anticipates registering such shares in September 1998. A copy of the two contracts comprising the CC Investment Agreements is attached as Exhibit 10.1 and 10.2 to this Form 8-K and incorporated herein by this reference.

THE FOREGOING DESCRIPTION OF THE CC INVESTMENT AGREEMENT IS ONLY A BRIEF SUMMARY, DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT 10.1 AND 10.2 TO THIS REPORT ON FORM 8-K, WHICH IS INCORPORATED HEREIN BY THIS REFERENCE.

Resignation of Chief Financial Officer

        On April 28, 1998, Registrant announced that Bob L. Corey, Executive Vice President and Chief Financial Officer resigned effective April 30, 1998, and that Michael Clemens, Senior Vice President and Treasurer was named acting Chief Financial Officer. A copy of the press release containing that announcement is attached hereto as Exhibit 99.1.

Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

10.1 Letter Agreement dated April 22, 1998, between Registrant and CCI Investments, LDC.

10.2 Letter Agreement dated April 22, 1998, between Registrant and CCI Investments, LDC.

99.1    Registrant's Press Release dated April 28, 1998.
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        Pursuant to the requirements of the Securities Exchange Act of 1934,
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SYQUEST TECHNOLOGY, INC.
                                        (Registrant)


Dated:  May 18, 1998                    By /s/ Michael Clemens
                                             Michael Clemens
                                             Acting Chief Financial Officer,
                                             Senior Vice President,
                                             and Treasurer